Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Giga-tronics Incorporated on Form S-1 (File No. 333-233987, effective November 4, 2019; File No. 333-227874, effective October 19, 2018), Form S-8 (File No. 333-252184, effective January 19, 2021; File No. 333-227872, effective October 17, 2018; File No. 333-135578, effective July 3, 2006; File No. 333-69688, effective September 24, 2001; File No. 333-45476, effective September 8, 2000; File No. 333-48889, effective March 30, 1998; File No. 333-39403, effective November 5, 1997; File No. 333-34719, effective August 29, 1997) and Form S-3 (File No. 333-210157, effective March 21, 2016; File No. 333-205051, effective August 20, 2015) of our report dated June XX, 2021, with respect to the consolidated balance sheets of Giga-tronics Incorporated and subsidiary as of March 27, 2021 and March 28, 2020, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the fiscal years in the two-year period ended March 27, 2021, which report appears in the March 27, 2021 annual report on Form 10-K of Giga-tronics Incorporated.

               /s/Armanino LLP

San Ramon, California

                  June 25, 2021